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                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES

Subsidiary                            Jurisdiction of Organization
----------                            ----------------------------
Great Lakes Window, Inc.              Ohio

Kroy Building Products, Inc.          Delaware

Napco, Inc.                           Delaware

Thermal-Gard, Inc.                    Pennsylvania

Variform, Inc.                        Missouri

Napco Window Systems, Inc.            Delaware

CWD Windows and Doors, Inc.           Canada